Exhibit 99

news release

---- AT THE COMPANY ----

Lynn Afendoulis
Director, Corporate Communications
616/365-1502

FOR IMMEDIATE RELEASE
MONDAY, JULY 20, 2009

UFPI  succession plan completed with retirement of Bill Currie from full-time employment
— Currie remains Chairman of the Board —
— CEO Mike Glenn continues to lead the Company —

GRAND RAPIDS, Mich., July 20, 2009 – Universal Forest Products, Inc. today announced the culmination of its leadership transition plan with the retirement of Executive Chairman William G. Currie from full-time employment at the Company after 38 years of service, effective today, July 20, 2009. Currie will remain Chairman of the Board. Michael B. Glenn will continue to lead the company as its Chief Executive Officer.

“This transition has been many years in the making and represents an exciting new era for Universal,” Currie said. “Mike Glenn has done a brilliant job leading us through the most difficult years in our history. He’ll continue to lead us solidly into the future, and I look forward to contributing to the Company’s strength and direction as Chairman of the Board.”

It’s part of a succession plan that began in 2000 with the appointment of Glenn, who has been with the company since 1974, to President and COO. In 2006, he was appointed CEO. At that time, Currie took the newly created position of Executive Chairman of the Board, a full-time employee position in which he focused on select customer and vendor relationships and investor relations, in addition to his duties as board chair.

“Bill is the best CEO any company could have had,” Glenn said. “He’s a compassionate leader who worked shoulder-to-shoulder with employees from all walks of the organization and demonstrated the values of hard work, integrity and determination that define our culture today. We’re fortunate he chose to call Universal his professional home for 38 years.”

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Universal Forest Products, Inc.

“Mike is a great strategist, a respected lumberman, and the perfect person to continue to lead Universal, as he’s proven since 2006,” Currie said. “He has held every position in this company; he knows the intricacies not just of our organization and business, but of the marketplace and its players, challenges and opportunities. I feel fortunate to be leaving the company I love in hands that I trust will take it to new levels of success.”

Currie is only the third Chairman in the Company’s 54-year history, and Glenn its fourth CEO. Preceding Currie as Chairman were Peter F. Secchia, who retired from his position as Chairman Emeritus earlier this year, and William Grant, Sr., from whom Secchia bought controlling interest in the company. All three preceded Glenn as CEO.

UNIVERSAL FOREST PRODUCTS, INC.
Universal Forest Products, Inc. is a holding company that provides capital, management and administrative resources to subsidiaries that design, manufacture and market wood and wood-alternative products for DIY/retail home centers and other retailers, structural lumber products for the manufactured housing industry, engineered wood components for the site-built construction market, and specialty wood packaging and components for various industries. The Company’s consumer products subsidiary offers a large portfolio of outdoor living products, including wood composite decking, decorative balusters, post caps and plastic lattice, and its garden group offers an array of products, such as trellises and arches, to retailers nationwide. Universal’s subsidiaries also provide framing services for the site-built market and forming products for concrete construction. The 54-year-old company is headquartered in Grand Rapids, Mich., with facilities throughout North America. For more about Universal Forest Products, go to www.ufpi.com.

Please be aware that: Any statements included in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of the Company’s management as well as on assumptions made by, and information currently available to, the Company at the time such statements were made. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: Adverse lumber market trends, competitive activity, negative economic trends, government regulations and weather. Certain of these risk factors and additional information are included in the Company’s reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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